MONMOUTH REAL ESTATE INVESTMENT CORPORATION

Amendment to Employment Agreement

Of Michael P. Landy

Effective April 9, 2013

BY AND BETWEEN:

Monmouth Real Estate Investment Corporation, a Maryland Corporation (“Corporation”)

AND:

Michael P. Landy (“Employee”)

WHEREAS, the Corporation’s Board of Directors, at its meeting on April 9, 2013, voted to promote the Employee to the position of President and Chief Executive Officer of the Corporation,

NOW THEREFORE, the Employee’s Employment Agreement effective January 1, 2012 (the “Agreement”) is amended as follows:

1.

Employee’s title shall be and is hereby known as President and Chief Executive Officer of the Corporation.

The Agreement is unchanged in all other respects.

MONMOUTH REAL ESTATE INVESTMENT CORPORATION

By: /s/ Steve Wolgin

Steve Wolgin

Chairman, Compensation Committee

(SEAL)

By: /s/ Michael P. Landy

Michael P. Landy

Employee

Dated: April 25, 2013